UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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SCULPTOR CAPITAL MANAGEMENT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

This proxy statement supplement, dated June 10, 2020, supplements the proxy statement of Sculptor Capital Management, Inc. (the “Company”), dated April 28, 2020 (the “Proxy Statement”), made available to shareholders in connection with its annual meeting of shareholders (the “Annual Meeting”) to be held solely online at www.virtualshareholdermeeting.com/SCU2020 on June 24, 2020 at 9:00 a.m. Eastern Time. Subsequent to the filing of the Proxy Statement, the Company issued a press release and filed a Current Report on Form 8-K announcing that James Levin will succeed Robert Shafir as Chief Executive Officer of the Company, effective as of April 1, 2021, and that, if elected at the Annual Meeting as a Class I director, Robert Shafir shall serve on the board of directors of the Company until December 31, 2021 (or such earlier date that Mr. Shafir may choose to resign from the Company’s board of directors) and Mr. Levin, in consultation with the Company’s Partner Management Committee, shall have the right to nominate a member of the Partner Management Committee to fill the resulting vacancy. This supplement should be read in conjunction with the Proxy Statement and does not change the proposals to be acted on at the Annual Meeting or the recommendations of the Company’s board of directors with respect to the proposals, which are described in the Proxy Statement. Except as specifically supplemented or amended by the information in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered when voting your Class A Shares or Class B Shares (together with the Class A Shares, the “Shares”) using one of the methods described in the Proxy Statement.

Voting Matters

If you have not yet voted, we strongly encourage you to vote as promptly as possible. You may vote via webcast at the Annual Meeting or by mail. If you are a holder of record of Shares, you also can choose to vote by telephone or electronically through the Internet. If you hold your Shares in “street name” through a broker, trustee or other nominee, you also may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided to you by such broker, trustee or other nominee.

If you have already voted, you do not need to take any action unless you wish to revoke your proxy or change your vote. It is not necessary for you to revote your Shares if you have already voted. Proxy cards and voting instruction forms already returned by shareholders remain valid and the Shares represented thereby will be voted at our Annual Meeting in accordance with your instructions unless revoked. Information regarding how to vote your Shares, or change your proxy or voting instructions, is available under “Questions and Answers About These Proxy Materials and Voting” beginning on page 3 of the Proxy Statement.

Set forth below is the full text of the Current Report on Form 8-K, filed June 10, 2020, including the attached press release, filed June 10, 2020.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2020 (June 9, 2020)

SCULPTOR CAPITAL MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Shares	SCU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On June 10, 2020, Sculptor Capital Management, Inc. (the “Company”) announced that James Levin will succeed Robert Shafir as Chief Executive Officer (“CEO”) of the Company, effective as of April 1, 2021 (the “Effective Date”). Mr. Shafir will serve as CEO through the Effective Date and thereafter will remain with the Company to assist in transitional matters through December 31, 2021. A copy of the Company’s press release announcing these changes is attached hereto as Exhibit 99.1.

Mr. Levin, age 37, is currently our Chief Investment Officer. He is also an Executive Managing Director, a member of our Partner Management Committee and a member of the Portfolio Committee. Prior to joining the Company in 2006, Mr. Levin was an Associate at Dune Capital Management LP. Prior to that, Mr. Levin was an analyst at Sagamore Hill Capital Management, L.P. Mr. Levin holds a B.A. in Computer Science from Harvard University.

Mr. Shafir is expected to be elected as a Class I director at the Company’s annual meeting of shareholders on June 24, 2020. If elected, Mr. Shafir shall serve on the board of directors of the Company (the “Board”) until December 31, 2021 (or such earlier date that Mr. Shafir may choose to resign from the Board). As further described below, Mr. Levin, in consultation with the Company’s Partner Management Committee, shall have the right to nominate a member of the Partner Management Committee to fill the resulting vacancy.

New CEO Employment Agreement

In connection with Mr. Levin’s promotion to CEO, Mr. Levin entered into an amendment (the “Amendment”), dated as of June 9, 2020, between Mr. Levin, the Company, Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP (and, together with Sculptor Capital LP and Sculptor Capital Advisors LP, the “Sculptor Operating Partnerships”), to the Omnibus Agreement, dated February 7, 2019, between Mr. Levin and the Sculptor Operating Partnerships (the “Omnibus Agreement”) and to Mr. Levin’s partner agreements with the Sculptor Operating Partnerships (the “Partner Agreements,” and together with the Omnibus Agreement, the “Levin Partner Agreements”). Furthermore, the Board and Mr. Levin intend to negotiate in good faith additional compensation for Mr. Levin’s service as CEO in recognition of the added responsibilities that he will assume and intend to, subject to their agreement, enter into an additional amendment to the Levin Partner Agreements in the future (the “CEO Compensation Amendment”). The Company will file an amendment to this Current Report on Form 8-K at such time as the additional amendment to the Levin Partner Agreements has been entered into.

The Amendment provides for, among other things, the following:

•

Solely for the 2020 fiscal year, Mr. Levin’s participation ratio for purposes of calculating his annual bonus is increased to 1.75% (from a range of 0.88% to 1.2%) of the Company’s gross profit and loss for the fiscal year.

•	Solely for the 2020 fiscal year, Mr. Levin’s minimum annual amount of compensation (inclusive of his annual draw) is increased to $10,000,000 (from $6,000,000).

•	Effective for the 2020 fiscal year and each fiscal year thereafter, Mr. Levin is no longer eligible to participate in the 2018 Partner Incentive Pool.

•	The Board shall continue to nominate Mr. Levin to the Board for as long as Mr. Levin serves as CEO.

•

Mr. Levin, in consultation with the Partner Management Committee, shall have the right to nominate a director to the Board from the executive managing directors then serving on the Partner Management Committee (the “PMC Board Seat”). Mr. Shafir shall occupy the PMC Board Seat until December 31, 2021 (or such earlier date that Mr. Shafir may choose to resign from the Board). Thereafter, Mr. Levin, in consultation with the Partner Management Committee, shall have the right to nominate one member of the Partner Management Committee to serve on the Board in the PMC Board Seat. Additionally, the Board has agreed to consult collaboratively with Mr. Levin on all open Board director seats and consider in good faith any independent director candidate advanced by Mr. Levin.

•

The non-competition and non-solicitation covenants contained in the Levin Partner Agreements will be modified as of the effective date of the CEO Compensation Amendment so that Mr. Levin shall be prohibited from competing with the Company or soliciting the Company’s fund investors or employees for a two-year period upon Mr. Levin’s withdrawal from the Sculptor Operating Partnerships and their consolidated subsidiaries (the “Sculptor Operating Group”) for any reason, subject to the provisions described below solely in the case of the non-compete. The non-compete shall be reduced to one (1) year upon Mr. Levin’s withdrawal from the Sculptor Operating Group as a result of (x) the termination of Mr. Levin without cause or (y) a resignation following (A) a Change of Control in which his role as CEO (or the Levin Partner Agreements) is not continued or (B) a Change in Position (as defined in the Levin Partner Agreements), unless, in either case, the Sculptor Operating Group elects to make a $30,000,000 payment to Mr. Levin payable in installments over a 24-month period. For the avoidance of doubt, the prohibition on Mr. Levin’s ability to solicit our fund investors or employees shall continue until the end of the two-year period after his withdrawal from the Sculptor Operating Group, regardless of when he leaves the firm and under what circumstances.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events, its operations and its financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this Current Report on Form 8-K are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved.

The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including the impact of public health crises such as the COVID-19 pandemic; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the

Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice and any claims arising therefrom; whether the Company realizes all or any of the anticipated benefits from the February 2019 recapitalization and other related transactions; whether such recapitalization and other related transactions result in any increased or unforeseen costs, indemnification obligations or have an impact on our ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; the anticipated benefits of changing the Company’s tax classification from a partnership to a corporation and subsequently converting from a limited liability company to a corporation; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2019, dated February 25, 2020, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, dated May 7, 2020, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K. The Company does not undertake to update any forward-looking statement, because of new information, future developments or otherwise.

This Current Report on Form 8-K does not constitute an offer of any Sculptor Capital fund.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Partner Agreement, dated as of June 9, 2020, by and among James Levin, Sculptor Capital Management, Inc., Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP

99.1	Press Release of the Company, dated June 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCULPTOR CAPITAL MANAGEMENT, INC.
(registrant)

By:	/s/ Thomas M. Sipp
Thomas M. Sipp
Chief Financial Officer and Executive Managing Director

Date: June 10, 2020

Exhibit 99.1

JIMMY LEVIN TO BECOME

CHIEF EXECUTIVE OFFICER OF SCULPTOR CAPITAL

Will Succeed Robert Shafir in April 2021

NEW YORK, June 10, 2020 - Sculptor Capital Management, Inc. (NYSE: SCU) (the “Company” or “Sculptor Capital”) announced today that Jimmy Levin will succeed Robert Shafir as Chief Executive Officer, effective April 1, 2021. Mr. Levin is also expected to be elected to Sculptor Capital’s board of directors at its annual meeting of shareholders on June 24, 2020.

Mr. Levin, who will continue to serve as Sculptor Capital’s Chief Investment Officer, will provide day-to-day leadership and management of Sculptor Capital, its 109 investment professionals and investment portfolios worldwide.

Mr. Shafir said, “I am pleased with all that we have accomplished at Sculptor Capital over the past few years. Jimmy is the right person to lead Sculptor Capital and his appointment is a natural evolution of the Company’s senior management team. During Jimmy’s 14 years at the Company he has proven to be an exceptional investor and a sturdy leader through market cycles. I am confident that Jimmy and the talented team at Sculptor Capital will take the Company to greater heights.”

Mr. Levin said, “I am honored to lead the Company as the next CEO. Sculptor Capital is a tremendous firm with a talented and creative team that works each day to identify and execute on the most compelling investment opportunities globally and to create value for our investors. The firm is deeply committed to its investors, shareholders and employees and I look forward to driving our efforts to benefit each.”

As of June 1, 2020, Sculptor Capital had approximately $34.9 billion in assets under management across its multi-strategy, real estate and credit investment strategies.

About Jimmy Levin

Jimmy Levin is the Chief Investment Officer of Sculptor Capital and a member of Sculptor Capital’s Partner Management Committee. Mr. Levin is also an Executive Managing Director and a member of the Portfolio Committee.

In his role as Chief Investment Officer, Mr. Levin oversees the Company’s investment portfolios including capital allocation across investment strategies and geographies. During his tenure, Mr. Levin has been instrumental in building Sculptor Capital’s global credit platform, which now spans multiple products and geographies including an Opportunistic Credit and an Institutional Credit Strategies platform. Today, Mr. Levin continues to oversee both the Opportunistic Credit and Institutional Credit Strategies platforms.

Prior to joining Sculptor Capital in 2006, Mr. Levin was an Associate at Dune Capital Management LP. Prior to that, Mr. Levin was an analyst at Sagamore Hill Capital Management, L.P. Mr. Levin holds a B.A. in Computer Science from Harvard University.

About Sculptor Capital Management

Sculptor Capital Management, Inc. is a leading global alternative asset management firm providing investment products in a range of areas including multi-strategy, credit and real estate. With offices in New York, London, Hong Kong and Shanghai, the Company serves global clients through commingled funds, separate accounts and specialized products. Sculptor Capital’s distinct investment process seeks to generate attractive and consistent risk-adjusted returns across market cycles through a combination of fundamental bottom-up research, a high degree of flexibility, a collaborative team and integrated risk management. The Company’s capabilities span all major geographies, in strategies including fundamental equities, corporate credit, real estate debt and equity, merger arbitrage, structured credit and private investments. As of June 1, 2020, Sculptor Capital had approximately $34.9 billion in assets under management. For more information, please visit Sculptor Capital’s website (www.sculptor.com).

Investor Relations Contact	Media Relations Contacts
Elise King	Jonathan Gasthalter
+1-212-719-7381	Gasthalter & Co. LP
investorrelations@sculptor.com	+1-212-257-4170
jg@gasthalter.com